CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2005, relating to the financial statements which appear in the December 31, 2004 Annual Reports to Shareholders of Franklin Templeton Fund Allocator Series, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLC
San Francisco, California
September 27, 2005